CONTRACT OF SALE OF TIMESHARE RECEIVABLES WITH RECOURSE

     This Contract of Sale of Timeshare Receivables with Recourse ("Agreement") is made this 19th day of March, 1999 by and between Resort Funding, Inc. ("Buyer"), a Delaware corporation, with offices at Two Clinton Square, Syracuse, NY 13202, and Premiere Development Incorporated, an Arizona corporation ("Seller), with offices at 2111 East Highland, Suite 210, Phoenix, Arizona, 85016.

     A. Seller is in the business of marketing timeshare intervals ("Intervals") in the form of memberships in Premiere Vacation Club, a multisite vacation club ("Club Project"), which currently consists of the following Component Sites (defined below):

         (i) Varsity Clubs of America: Notre Dame Chapter currently consisting of the existing phase and a new phase ("VCA South Bend New Phase"), located at Mishawaka, Indiana ("VCA South Bend Project")

         (ii) Varsity Clubs of America: Tucson Chapter, located at Tucson, Arizona ("VCA Tucson Project")

         (iii) Sedona Vacation Club at Los Abrigados, located at Sedona, Arizona ("Los Abrigados Project")

         (iv) Kohl's Ranch Lodge located in Payson, Arizona ("Kohl's Ranch Project")

         (v)  Golden  Eagle  Resort  in  Estes  Park,  Colorado  ("Golden  Eagle
Project")

         (vi) the Inn at Los Abrigados Resort in Sedona, Arizona ("Inn at Los Abrigados Project")

         (vi) the Sea of Cortes Beach Club in San Carlos, Sonora, Mexico ("San Carlos Project")

     B. Los Abrigados Partners Limited Partnership ("Los Abrigados") is in the business of marketing timeshare intervals in the form of a deed to an undivided interest in the Los Abrigados Project, and all other rights of usage and other appurtenances of and pertaining to each such timeshare interest (collectively, "Los Abrigados Intervals").

     C. Each Interval is evidenced by a certificate which entitles the Purchaser to the right, in perpetuity, to use and occupy the accommodations and facilities of the Component Sites for a stated period of time in accordance with the Project Documents for the Club Project and the Component Sites, and a deed to an undivided interest along with all other members of the Club Project in the Los Abrigados Project.

     D. Each Los Abrigados Interval is evidenced by a deed to an undivided interest in the Los Abrigados Project which entities the Purchaser to the right, in perpetuity, to use and occupy the accommodations and facilities of the Los Abrigados Project for a stated period of time in accordance with the Project Documents for the Los Abrigados Project.

     E. Seller and Los Abrigados, in the course of conducting such businesses, may accept promissory notes, mortgages, and such other documents from purchasers of Intervals or Los Abrigados Intervals, respectively ("Purchasers") evidencing such Purchasers' obligations to make payments to Seller or Los Abrigados, respectively, for the balance of the purchase price of the Intervals or the Los Abrigados Intervals (collectively "Contracts").

     F. Buyer is engaged, in addition to other activities, in the business of purchasing and financing Contracts.

     G. Seller has agreed to sell to Buyer certain Contracts generated from the sale of Intervals and certain Contracts generated from the sale of Los Abrigados Intervals (or cause Los Abrigados to sell such Contracts to Buyer, to which Los Abrigados has agreed) that meet the criteria set forth below, pursuant to the terms and conditions of this Agreement.

     For good and valuable consideration, the receipt of which is acknowledged, and pursuant to the mutual covenants and conditions in this Agreement, the parties agree as follows:

                             SECTION 1 - DEFINITIONS

     In addition to the words and terms elsewhere defined in this Agreement the following words and terms as used in this Agreement have the following meanings:

AGREEMENT means this Contract of Sale of Timeshare Receivables with Recourse and any modifications, changes, addenda, or additions thereto.

CLUB  means  Premiere   Vacation  Club   Incorporated,   an  Arizona   nonprofit
corporation.

COMPONENT SITE means a timeshare resort in which Purchasers of Intervals are afforded use rights to the accommodations or facilities of that resort through the Club's ownership of timeshare intervals in that resort.

COMPONENT SITE DEVELOPER means the developer of a Component Site.

COMPONENT SITE INTERVAL means a timeshare interval owned by the Club in the form of a deed to an undivided interest in a Component Site except for the San Carlos Project, where the timeshare interval owned by the Club is in the form of a certificate evidencing a right to use the San Carlos Project.

DEFAULT PURCHASE RATE means, on the occurrence and during the continuation of an Event of Default, the interest rate to be used in calculating the Purchase Price, which shall be a rate five percent (5.0%) higher than the Purchase Rate.

DEFAULTED RECEIVABLE means any Receivable for which a payment has not been made by a Purchaser within thirty (30) days of its initial due date or which becomes sixty (60) days or more past due with regard to each payment thereafter.

EFFECTIVE DATE means the date of execution of this Agreement.

ELIGIBLE RECEIVABLE means a Contract which:

     (a) Provides for the full payment of principal and interest in U.S. funds in not more than eighty-four (84) consecutive monthly installments from the date of its execution and delivery;

     (b) Has the next payment due not more than forty-five (45) days from the date it is sold to Buyer;

     (c) The Purchaser thereunder is the purchaser of at least one (1) but not more than four (4) Intervals or Los Abrigados Intervals, is a United States resident, and is acceptable in all respects to Buyer, in its reasonable business judgment, including, but not limited to, the creditworthiness of that Purchaser;

     (d) Is in form and substance satisfactory to Buyer, is validly enforceable in accordance with its terms and shall become immediately due and payable in full on the occurrence of a breach or an event of default thereunder by Purchaser;

     (e)  Is the  underlying  documentation  of an  Interval  or  Los  Abrigados
Interval for which Seller or Los Abrigados has completed all required or necessary improvements relating to the uses to which Seller or Los Abrigados has represented the Interval or the Los Abrigados Interval may be put, in compliance with the Law;

     (f) Complies, as does the sales transaction related thereto, with the Law, including, but not limited to, any executory obligations under which Seller or Los Abrigados has performed all obligations to Purchaser thereunder, and Purchaser does not have any right of rescission, set-off, abatement, or counterclaim; and

     (g) There exists no default or event of default which, with the giving of notice or the passage of time or both, would cause a default under the Contract;

     (h) The Purchase Documents are valid, genuine, and enforceable against the obligor thereunder, Purchaser does not have any right of set-off, abatement, or counterclaim, all applicable rescission periods have expired, and such Purchaser has not assigned Purchaser's interest thereunder;

     (i) Shall not contain any prepayment penalty; and

     (j) The mortgage is a first priority mortgage and security interest on the subject Interval or Los Abrigados Interval.

EVENT OF DEFAULT has the meaning set forth in Section 7.

FINANCING STATEMENTS means any and all UCC financing statements, including, but not limited to, continuation statements, filed of record from time to time as required under this Agreement.

GUARANTOR means ILX Resorts Incorporated, an Arizona corporation.

GUARANTY means a guaranty agreement, on Buyer's form, executed by Guarantor guarantying all of the obligations of Seller and Los Abrigados to Buyer under this Agreement.

LAW means any and all applicable federal, state, and local statutes, ordinances, rules, regulations, court orders or other decree of any governmental entity, and other legal requirements of any and every conceivable type to which Seller, Los Abrigados, Guarantor, Component Site, or any portion thereof, the Project Documents, this Agreement, the Related Documents, or all or any portion of the Receivables, as applicable, is or becomes subject from time to time.

MANAGING ENTITY means for the Club Project and each Component Site, the entity which is responsible for the operation and maintenance of the Club Project or Component Site in accordance with the Project Documents.

OBLIGATION means any and all indebtedness, obligations, liabilities, contracts, representations, warranties, and agreements of every kind and nature between Seller and Buyer, now existing or hereinafter arising, and now or hereinafter contemplated pursuant to this Agreement.

PERMITTED EXCEPTIONS means the documents in the public records for real property in the locations of each of the Component Sites as of the Effective Date, which exceptions to title include those listed on EXHIBIT "B;" and/or other exceptions provided, however, that notwithstanding anything in EXHIBIT "B" to the contrary, no mortgage, deed of trust, financing statement, assignment, or other document providing Litchfield Financial Corporation, its successors, or assigns ("Interestholder") with a lien right against any Component Site, Interval, Other Interval, or timeshare interest in any Component Site shall be deemed to be a Permitted Exception unless and until the Interestholder duly has executed, delivered, and caused to be recorded an SNDI, in form and substance acceptable to Buyer, in the real property records in the location of the Component Site and in the real property records in the location of the Los Abrigados Project, or for which Seller has provided proof acceptable to Buyer that another document performing the same functions as an SNDI exists. In addition, no mortgage, deed of trust, financing statement, assignment, or other document ("Instrument") providing the Interestholder with a lien right against any Component Site, Interval, Other Interval, or timeshare interest in any Component Site, or any Eligible Receivable shall be deemed to be a Permitted Exception unless and until the Instrument contains or provides for release fee provisions acceptable to Buyer or the Interestholder has executed an inter-creditor agreement which is acceptable to Buyer.

PROJECT DOCUMENTS means any and all documents evidencing or relating to the sale of Intervals by Seller or Los Abrigados, and the operation of the Club Project and the Component Sites, including, without limitation, the purchase contract, the receipt for Club Documents and Component Site Documents, the public offering statement or prospectus and all exhibits thereto, the declaration, the articles and bylaws of the owners association for the Club Project and the Component Sites, the rules and regulations of the Club Project and the Component Sites, the affiliation agreement(s) with an internal or external exchange program, the Club Project and Component Site management contracts, and such other documents as required to be delivered to Purchasers or filed with a governmental authority by the Law.

PURCHASE DATE means, for each purchase by Buyer of an Eligible Receivable, the date on which Buyer delivers the Purchase Price at the Advance Rate to Seller or its designee.

PURCHASE DOCUMENTS means the Contracts and any agreement and related sale and escrow documents executed and delivered by a Purchaser to Seller or Los Abrigados with respect to the purchase of an Interval or Los Abrigados Interval which is financed by Purchaser through a Contract (including, without limitation, all loan applications, financial statements, truth in lending disclosure statements, credit card authorization forms, and the like) and all guaranties and other documents or instruments evidencing or securing the obligations of the Purchaser or any other person primarily or secondarily liable on such purchase agreement.

PURCHASE PRICE means the present value of the remaining monthly payments due on a Contract at the time of sale discounted at the Purchase Rate.

PURCHASE RATE means, for the purposes of calculating the Purchase Price, an interest rate equal to the Prime Rate, as defined below, plus two and one-quarter percent (2.25%).

PURCHASER means the purchaser of an Interval or a Los Abrigados Interval under a Contract and any person who is obligated to make any payments pursuant to such Contract.

RECEIVABLE means each Contract and the related Purchase Documents which are now or hereafter assigned, endorsed, and delivered to Buyer pursuant to this Agreement, together with:

     (a) All guaranties and other documents or instruments evidencing or securing the obligations of the Purchaser or any other person primarily or secondarily liable on each Contract;

     (b) All policies of insurance, if any, related to each Contract delivered in connection therewith (provided, however, that this Agreement shall not obligate Seller or Los Abrigados to obtain title insurance policies in connection with any Contract, as Buyer understands that this is not Seller's or Los Abrigados' practice and Seller and Seller and Los Abrigados do not intend to provide such title insurance);

     (c) All rights under escrow agreements and all impound or reserve accounts pertaining to the foregoing (provided, however, that this Agreement shall not obligate Seller or Los Abrigados to establish such escrow agreements or impound or reserve accounts in connection with any Contract, as Buyer understands that this is not Seller's or Los Abrigados' practice and Seller and Los Abrigados do not intend to establish such escrow agreements or impound or reserve accounts);

     (d) All files, books and records of Seller pertaining to any of the foregoing; and

     (e) All proceeds from the foregoing.

RECEIVABLE PAYMENT means those payments on Contracts which have been sold, assigned, transferred, or set over to Buyer pursuant to this Agreement.

RECOURSE means the obligation of Seller to Buyer pursuant to Section 3 resulting from a Defaulted Receivable.

RELATED DOCUMENTS means the Environmental Indemnity Agreement, the Assignment of Receivables, and all other documents and agreements between Seller, Los Abrigados, are executed or delivered in connection with this transaction, together with any and all renewals, extensions, amendments, restatements, or replacements thereof, whether now or hereafter existing.

REVOLVING TERM means the time period beginning on the Effective Date and ending forty-eight (48) months after the first Purchase Date ("Revolving Term").

SNDI means a subordination, non-disturbance, and notice to creditors instrument substantially in the form of Exhibit "H" attached.

VCA TUCSON LOAN means that certain acquisition and development loan as evidenced by the Acquisition and Development Loan Agreement between VCA Tucson Incorporated, an Arizona corporation and an affiliate of Seller and Guarantor, and Buyer dated October 25, 1995, as amended by that certain First Amendment to the Acquisition and Development Agreement dated June 15, 1997, and all other related loan documents, together with any amendments, modifications, changes, addenda, or additions thereto.

TERM means the time period beginning on the Effective Date and ending one hundred eight (108) months from the Effective Date.

                                    SECTION 2
                         RIGHTS TO PURCHASE AND FINANCE;
                       SUBJECT MATTER OF SALE AND PAYMENT

2.1      BUYER'S EXCLUSIVE RIGHTS.

         (a) EXCLUSIVE RIGHT TO PURCHASE. Seller, in consideration of Buyer's agreement to purchase Eligible Receivables under this Agreement, shall offer Buyer the absolute right to purchase ("Exclusive Right to Purchase") forty million dollars (US$40,000,000.00) of Eligible Receivables generated from sales of Intervals, at the rate of ten million dollars (US$10,000,000.00) per year on a revolving basis ("Annual Commitment Amount"). If Buyer gives Seller written notice that it declines to purchase any Eligible Receivables offered by Seller under the terms of this Agreement, then Seller may arrange for alternative purchase or financing sources for the Eligible Receivables. Notwithstanding the foregoing, Buyer's Exclusive Right to Purchase with respect to Eligible Receivables generated from sales of Intervals shall be satisfied if Seller offers to Buyer throughout the Revolving Term not fewer than forty percent (40%) of all such Eligible Receivables ("Mandatory Minimum Club Eligible Receivables"). If, in any given year during the Revolving Term, Seller fails to offer to Buyer the Mandatory Minimum Club Eligible Receivables, Seller shall offer to Buyer that number of Eligible Receivables generated from sales of Los Abrigados Intervals necessary to eliminate the deficiency. Seller and Los
Abrigados represent and warrant to Buyer that the Contracts Seller and Los Abrigados generate in their ordinary courses of business are intended to qualify as Eligible Receivables. Seller and Los Abrigados shall not generate Contracts in their ordinary courses of business which they intend will not qualify as Eligible Receivables without the prior written consent of Buyer, which shall not reasonably be withheld.

     (b) EXCLUSIVE RIGHT TO PURCHASE OR FINANCE.

         (i) VCA South Bend Incorporated ("VCA South Bend"), an affiliate of Seller and Guarantor, is in the business of marketing timeshare intervals in the form of deeds to an undivided interest in the VCA South Bend Project, and all other rights of usage and other appurtenances of and pertaining to each such timeshare interest (collectively, "VCA South Bend Intervals"').

         (ii) VCA Tucson Incorporated ("VCA Tucson"), an affiliate of Seller and Guarantor, is in the business of marketing timeshare intervals in the form of deeds to an undivided interest in the VCA Tucson Project, and all other rights of usage and other appurtenances of and pertaining to each such timeshare interest (collectively, "VCA Tucson Intervals").

         VCA South Bend and VCA Tucson collectively are the "Other Developers." The VCA South Bend Intervals and the VCA Tucson Intervals collectively are the "Other Intervals." The VCA South Bend Project and the VCA Tucson Project collectively are the "Other Projects."

In addition to Buyer's Exclusive Right to Purchase, Seller and the Other Developers acknowledge that Buyer's agreement to enter into this Agreement and make purchases was and is expressly conditioned on the Other Developers granting to Buyer the exclusive right to purchase or finance ("Exclusive Right to Purchase or Finance") any and all promissory notes, mortgages, and such other documents ("Other Contracts") from purchasers of Other Intervals for as long as any Seller, any Other Developer, or any affiliate of Seller, any Other Developer, or Guarantor is selling Intervals or Other Intervals. No Other Developer shall sell, hypothecate, assign, offer, use as collateral, or otherwise finance in any other way any Other Contract, whether or not they exist on the Effective Date or thereafter or are generated from the sale of Other Intervals which exist on the Effective Date or thereafter, to or with any party other than Buyer without first offering to sell to or finance with Buyer those Other Contracts, an event only after receipt of the prior written consent of Buyer. If Buyer gives any Other Developer written notice that it declines to purchase or finance any Other Contracts offered by an Other Developer, then the

Other Developer may arrange for alternative purchase or financing sources for the Other Contracts. Seller and the Other Developers acknowledge that the Exclusive Right to Purchase or Finance is a material inducement to Buyer in Buyer's agreement to make purchases under this Agreement and that, in the absence of the Exclusive Right to Purchase or Finance, Buyer would not have agreed to enter into this Agreement. Each Other Developer represents and warrants that (A) subject to governmental approvals where required, it offers and will continue to offer Other Intervals for sale to purchasers in the ordinary course of its business as a timeshare developer; and (B) except as otherwise provided in this Agreement, it will not sell, hypothecate, assign, offer, use as collateral, or otherwise transfer all or a portion of the Other Intervals except in the ordinary course of its business as a timeshare developer (it being specifically understood that any transfer of Other Intervals to the Club is not part of the course of business). The Exclusive Right to Purchase or Finance and the foregoing sentence shall survive the repayment, termination, or expiration of this Agreement, and any and all extensions or modifications thereto.

2.2 FORM OF RECEIVABLES. All Receivables purchased shall be in the form attached as EXHIBIT "A," unless otherwise approved by Buyer in writing, except that each purchase contract for the Club and each Component Site which Seller and each Component Site Developer shall use as of a reasonable time after the Effective Date shall have been revised so that (a) the disclosures are legible, and (b) the last sentence is deleted and replaced with the following: "REFER TO THE MEMBERSHIP DOCUMENTS FOR ANY ADDITIONAL INFORMATION ABOUT NONPAYMENT, DEFAULT, RIGHT TO ACCELERATE THE MATURITY OF THE OBLIGATIONS, AND PREPAYMENT REBATES AND PENALTIES." Concurrently with the transfer of each Receivable, Seller or Los Abrigados shall transfer and assign or cause to be transferred and assigned to Buyer the Contracts and Purchase Documents.

2.3 CONDITIONS PRECEDENT TO PURCHASE. The obligation of Buyer to purchase any Eligible Receivable is subject to satisfaction of all of the following conditions and in accordance with the other terms and conditions in this
Agreement:

     (a) CLOSING DELIVERIES. Prior to execution of this Agreement, Buyer shall have received, in form and substance satisfactory to Buyer, all documents, instruments, and information identified on the closing checklist attached as Exhibit "C".

     (b) DELIVERIES PRIOR TO EACH SALE. Prior to each sale to Buyer, Buyer shall have received all documents, instruments, and information identified on EXHIBIT "D" pertaining to the Contracts Seller is offering to Buyer. Requests for Purchase shall be made not more than on a weekly basis and shall be in the form of Exhibit "E". Each Request for Purchase from which Buyer is to deduct a portion of the Closing Payment (defined in Section 5.14) must include Eligible Receivables (which ultimately are accepted by Buyer).

     (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement and in the Related Documents shall be true, correct, and complete in all material respects on and as of the date of sale, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the exhibits as a result of any disclosures made by Seller or Club to Buyer in writing after the Effective Date and approved by Buyer in writing.

     (d) NO DEFAULT. No Event of Default shall have occurred and be continuing.

     (e) PERFORMANCE OF AGREEMENTS. Seller shall have performed in all material respects all agreements, paid all fees, costs and expenses, and satisfied all conditions which this Agreement or the Related Documents provide shall be paid or performed by it as of such date.

     (f) GOVERNMENTAL APPROVALS. Seller and each Component Site Developer shall have obtained all approvals, licenses, permits, and consents for (a) Seller's or Component Site Developer's operation of that portion of the Component Site for which sales of Intervals or Los Abrigados Intervals which are the subject of the requested sale have been made and (b) the sale of Intervals or Los Abrigados Intervals which generated the Eligible Receivable that are the subject of the requested sale.

2.4 DISBURSEMENT. Within fifteen (15) days after Buyer's receipt of the documents described in Section 2.3 and provided that all other conditions precedent have been met to Buyer's satisfaction, Buyer shall disburse to Seller the Purchase Price to which Seller would be entitled for each Eligible Receivable submitted to and accepted by Buyer. Notwithstanding the foregoing, Buyer's disbursement of the Purchase Price for any Receivable shall not be construed as a waiver of any of its rights under this Agreement or the Law.

2.5 ADVANCE RATE. Buyer shall pay to Seller, on the purchase of each Eligible Receivable, an amount equal to ninety percent (90%) of the Purchase Price of that Eligible Receivable ("Advance Rate").

2.6 FINAL PAYMENT. Buyer shall pay to Seller the remainder of the Purchase Price of each Receivable ("Final Payment") within thirty (30) days after Buyer's receipt of all payments due under each of the Receivables purchased under this Agreement. Seller does not have the right to receive the Final Payment with respect to a Receivable until Buyer receives all sums due under such Receivable purchased under this Agreement. Seller shall have no right to receive any Final Payment on the occurrence and during the continuation of an Event of Default. The Final Payment will be reduced by all or a portion of any amount due to Buyer resulting from a Defaulted Receivable. The Final Payment also shall be collateral for the performance of all obligations of the borrowers under the VCA Tucson Loan, and Seller shall have no right to receive the Final Payment on the occurrence and during the continuation of an Event of Default as defined in the loan documents for the VCA Tucson Loan. The Final Payment shall be held in trust by Buyer for the benefit of Seller and shall be deemed to be the property of Seller, subject to the terms and provisions of this Agreement; provided, however, that nothing in this Agreement shall be construed as requiring Buyer to segregate such funds or hold such funds in escrow.

2.7 PREPAYMENT. Receivables may not be prepaid by Seller during the Revolving Term. Thereafter the entire outstanding amount due under any Receivable may be paid in any time in whole, but not in part, by Seller. Any prepayment of principal shall include the payment of all accrued interest to the date of the prepayment, all fees and expenses payable under this Agreement, and a premium with respect to the outstanding principal balance, based on the amount of time which has elapsed since the end of the Revolving Term in accordance with the table set forth below:

         Period After End of Revolving Term                   Premium Percentage
         ----------------------------------                   ------------------

         1 month to 36 months                                         3%

         37 months to 48 months                                       2%

         49 months to 60 months                                       1%

         Should a Receivable be prepaid by a Purchaser, then the difference between the present value of the balance of the Receivable at Seller's interest rate to the Purchaser specified in the Contract ("Purchaser PV") and the present value of the balance of the Receivable at the Purchase Rate ("Buyer PV") shall be calculated to determine if money is owed to Buyer or to Seller. If the Purchaser PV exceeds the Buyer PV, Seller shall pay the difference to Buyer within ten (10) days of the Purchaser's prepayment. If the Buyer PV exceeds the Purchaser PV, and provided that no Event of Default exists and no condition exists that with the giving of notice or the passage of time or both would cause an Event of Default to exist, Buyer shall pay the difference to Seller within ten (10) days of the Purchaser's prepayment. Should any Receivable be prepaid in full within ninety (90) days after it is sold to Buyer, Seller shall pay to Buyer a processing fee of one hundred dollars (US$100.00) per Receivable. Purchasers shall not be obligated to pay any prepayment penalty to either Buyer or Seller.

2.8 TRUE SALE. The sale of Receivables to Buyer from Seller is a true sale. The purchase of Receivables by Buyer is absolute and, subject to Section 3, Seller has no right to repurchase any Receivables.

                              SECTION 3 - RECOURSE

3.1 For each Receivable which has become a Defaulted Receivable, Seller shall do either of the following, at Buyer's election:

     (a) Repurchase the Defaulted Receivable from Buyer within ten (10) days after Buyer delivers notice.

     (b) Repurchase the Defaulted Receivable from Buyer and replace the Defaulted Receivable with a new Eligible Receivable acceptable to Buyer, which shall be subject to this Agreement, with a principal balance, term, and interest rate not less than the Defaulted Receivable being replaced, within fifteen (15) days after Buyer delivers notice.

3.2 The repurchase price of any Defaulted Receivable which Seller is required to repurchase pursuant to this Agreement shall be a sum equal to the remaining principal balance of the Purchase Price of the Defaulted Receivable, plus accrued interest and late fees and any other costs and expenses as set forth in the Contract, less any amount of the Purchase Price not yet paid to Seller pursuant to Section 2 ("Repurchase Price"). In addition, Seller shall pay to Buyer a processing fee of one hundred dollars (US$100.00) per each Receivable which becomes a Defaulted Receivable within ninety (90) days after it has been sold to Buyer, which fee shall be paid ten (10) days after the Receivable becomes a Defaulted Receivable. If Buyer elects to have Seller replace the Defaulted Receivable, Buyer shall pay Seller the Purchase Price for the replacement Eligible Receivable in accordance with Section 2. Provided, however, that Buyer shall be entitled to a credit for the Repurchase Price in connection with Seller's repurchase of the Defaulted Receivable.

3.3 On payment to Buyer of the Repurchase Price, the Defaulted Receivable shall be transferred and assigned to Seller free and clear of any rights of any person claiming through or under Buyer, and without recourse to Buyer.

                   SECTION 4 - REPRESENTATIONS AND WARRANTIES

Seller, Club, Los Abrigados, the Other Developers, and Guarantor, as applicable, represent and warrant and shall be deemed continuously to represent and warrant to Buyer the following:

4.1 EXISTENCE; GOOD STANDING. Seller is a validly existing Arizona corporation incorporated under the laws of Arizona. Seller is qualified to do business and is in good standing under the laws of such other jurisdictions as required to conduct its business and has all licenses and permits necessary to conduct its business. Club is a validly existing Arizona corporation incorporated under the laws of Arizona. Club is qualified to do business and is in good standing under the laws of such other jurisdictions as required to conduct its business and has all licenses and permits necessary to conduct its business. Los Abrigados is a validly existing Arizona limited partnership formed under the laws of Arizona. Los Abrigados is qualified to do business and is in good standing under the laws of such other jurisdictions as required to conduct its business and has all licenses and permits necessary to conduct its business. Each of the Other Developers is a validly existing Arizona corporation incorporated under the laws of Arizona. Each of the Other Developers is qualified to do business and is in good standing under the laws of such other jurisdictions as required to conduct its business and has all licenses and permits necessary to conduct its business. Guarantor is a validly existing corporation incorporated under the laws of Arizona, and is in good standing.

4.2 AUTHORITY.

     (a) SELLER. Seller has the power and authority to own its property and transact the business in which it is engaged or presently proposes to engage and to execute, deliver, and perform under the Contracts, this Agreement and Related Documents, the execution, delivery, and performance of which have been duly authorized by all requisite action required by Law and by its articles of incorporation and bylaws. The execution, delivery, and performance of this Agreement and the Related Documents by Seller does not and will not constitute a breach or violation of Seller's articles of incorporation or bylaws; any other instrument or contract to which any Seller is a party or any Law by which any Seller is bound; or any documents relating to the Club Project, any Component Site, or any Interval.

     (b) GUARANTOR. Guarantor has the power and authority to execute, deliver, and perform under the Guaranty, the execution, delivery, and performance of which have been duly authorized by all requisite action required by Law and by its articles of incorporation and bylaws. The execution, delivery, and performance of the Guaranty by Guarantor does not and will not constitute a breach or violation of Guarantor's articles of incorporation or bylaws; any other instrument or contract to which Guarantor is a party or any Law by which Guarantor is bound; or any documents relating to the Club Project, any Component Site, or any Interval.

     (c) CLUB, LOS ABRIGADOS, AND THE OTHER DEVELOPERS. Club, Los Abrigados, and the Other Developers ("Related Parties") each have the power and authority to own its property and transact the business in which it is engaged or presently proposes to engage, and to execute, deliver, and perform under this Agreement and Related Documents, the execution, delivery, and performance of which have been duly authorized by all requisite action required by Law and by its governing documents. The execution, delivery, and performance of this Agreement and the Related Documents does not and will not constitute a breach or violation of the Related Parties' governing documents; any other instrument or contract to which any Related Party is a party or any Law by which any Related Party is bound; or any documents relating to the Club Project, any Component Site, or any Interval or Los Abrigados Interval.

4.3 OTHER AGREEMENTS. Neither Seller nor Guarantor is in default under any indenture, mortgage, deed of trust, agreement, or other instrument to which it is a party.

4.4 ENFORCEABILITY. This Agreement and each of the Related Documents are valid, binding, and enforceable in accordance with their terms and do not require the consent or approval of any governmental body, agency, or authority.

4.5 LITIGATION AND PROCEEDINGS. Except as described in EXHIBIT "F," there are no actions, suits, or proceedings served or, to the best of Seller's and Guarantor's knowledge, pending or threatened, against or affecting Seller, Club, any Component Site Developer, or Guarantor, before any court, arbitrator, or governmental or administrative body or agency which might result in any material adverse change in the business, operations, properties, or assets or financial condition of Seller, Club, any Component Site Developer, or Guarantor. Neither Seller, Club, any Component Site Developer, or Guarantor is in violation in any material respect under any Law. Seller represents and warrants to Buyer that it is not the same entity known as Premier Development Incorporated which is involved in the lawsuit filed in the Superior Court of Arizona, Maricopa County, case number CV1995-003665.

4.6 TAXES. Seller, Club, and each Component Site Developer has filed all tax returns, income or otherwise, which are required to be filed by it and has paid or established adequate reserves for all taxes which have become due pursuant to such returns or pursuant to any assessment received by it, and there is no unassessed tax or tax deficiency proposed or threatened against it. All ad valorem taxes and other taxes and assessments against the Club Project, each Component Site, Interval, Los Abrigados Interval, and Receivable, have been paid or are current and will be paid when due and neither Seller, Club, nor any Component Site Developer knows of any basis for any additional taxes or assessments against the Club Project, any Component Site, any Interval, Los Abrigados Interval, or any Receivable. Seller shall collect and pay all applicable sales tax respecting the sale of the Intervals and the Los Abrigados Intervals.

4.7 FINANCIAL STATEMENTS. Seller's and Guarantor's financial statements fairly present the respective financial conditions and (if applicable) results of operations OF Seller and Guarantor as OF the date or dates of the financial statements and for the periods covered by the financial statements. All such financial statements, other than those prepared on behalf of a natural person, if any, were prepared in accordance with GAAP. There has been no material adverse change in the respective financial conditions of Seller or Guarantor from the financial conditions shown in their respective financial statements. Seller is able to pay all of its debts as they become due, and Seller shall maintain such solvent financial condition, giving effect to all obligations, absolute and contingent, of Seller. Seller's obligations- under this Agreement will not render Seller unable to pay its debts as they become due. The present fair market value of Seller's assets is greater than the amount required to pay its total liabilities.

4.8 COMPLIANCE WITH LAW. Seller, Club, And each Component Site Developer has complied in all respects with the Law applicable to its business, including, without limitation: (i) the Interstate Land Sales Full Disclosure Act; (ii) any applicable state condominium and timeshare statutes, rules, and regulations, including but not limited to those governing the administration and operation of owners' associations and those requiring registration of any of the Intervals;
(iii) Regulation Z of the Federal Reserve Board; (iv) the Equal Credit Opportunity Act; (v) Regulation B of the Federal Reserve Board; (vi) Section 5 of the Federal Trade Commission Act; (vii) all applicable state and federal securities laws; (viii) all applicable usury laws; (ix) all applicable trade practices, home and telephone solicitation, sweepstakes, lottery, and other consumer credit and protection laws; (x) all applicable real estate sales licensing, disclosure, reporting, and escrow laws; (xi) the Americans with Disabilities Act; (xii); and (xiii) all amendments to and rules and regulations promulgated under the foregoing.

4.9 LICENSES AND PERMITS. Seller, Club, and each Component Site Developer has all required franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, approvals, exemptions, and orders as are necessary to carry on its business as now being conducted (collectively, "Licenses"). Such Licenses are in full force and effect and no violations are or have been recorded in respect to any License and no proceeding is pending or threatened to revoke any License.

4.10 PRINCIPAL PLACE OF BUSINESS. The address of the principal place of business of Seller is Phoenix, Arizona. All documents and records, including computer records, pertaining to the Receivables, and collections thereon are and will be kept at Seller's home office at 2111 East Highland, Suite 210, Phoenix, Arizona 85016.

4.11 REPRESENTATIONS AND WARRANTIES AS TO THE INTERVALS AND COMPONENT SITES

     (a) TITLE; PRIOR LIENS. Club has good and marketable title to the Intervals and Los Abrigados has with respect to Los Abrigados Intervals (excluding sold Intervals and sold Los Abrigados Intervals), and each Component Site Developer has good and marketable title to each Component Site (excluding sold timeshare intervals). Neither Seller nor any Component Site Developer is in default under any of the documents evidencing or securing any indebtedness which is secured, wholly or in part, by the Club Project or any Component Site, and no event has occurred which with the giving of notice, the passage of time, or both, would constitute a default under any of the documents evidencing or securing any such indebtedness. There are no liens or encumbrances against the Club Project or any Component Site, except for the Permitted Exceptions. Notwithstanding the foregoing, VCA South Bend Incorporated may place a mortgage on the VCA South
Bend Project - Existing Phase up to the amount of two million dollars (US$2,000,000.00), and Los Abrigados Partners Limited Partnership may place a mortgage on the Los Abrigados Project up to the amount of five million dollars (US$5,000,000.00). Each such mortgage shall contain provisions requiring the mortgagee's partial release of the mortgage for timeshare intervals on the payment of release fees prior to the sell out of all timeshare intervals in a given Component Site, provide for delivery to Buyer of reasonable notice of Seller's default and afford Buyer the opportunity to cure such default, and either perform the same functions as an SNDI or the mortgagee shall execute and record an SNDI in the applicable public records of the location of the Component Site and those of the Los Abrigados Project.

     (b) ACCESS. Each Component Site has direct access to a publicly dedicated road over a recorded easement and all roadways, if any, inside each Component Site are common areas of each Component Site.

     (c) UTILITIES. Electric, gas, sewer, water facilities, and other necessary utilities are lawfully available in sufficient capacity to service each Component Site and any easements necessary to the furnishing of such utility service have been obtained and duly recorded.

     (d) AMENITIES. All amenities described in the Project Documents as completed are completed. Each Purchaser has access to and the use of all of the amenities of each Component Site in accordance with the Project Documents.

     (e)  CONSTRUCTION.  Except as described  on EXHIBIT "F," all costs  arising from the construction of all improvements and the purchase of all equipment, inventory, or furnishings located in or on each Component Site and promised with respect to the sale of an Interval or Los Abrigados Interval which is the subject of a Receivable have been paid. Each Component Site has been and will continue to be constructed and operated in compliance with the Law, including, without limitation, all applicable zoning requirements, building codes, subdivision ordinances, licensing requirements, covenants, conditions, and restrictions of record, and all other applicable laws and regulations.

     (f) ASSESSMENTS. The Managing Entity has the authority to levy annual assessments to cover the costs of maintaining and operating the Club Project and each Component Site. The Managing Entity is solvent, and, together with subsidies by Guarantor or parties affiliated with Guarantor, currently levied assessments on Purchasers are adequate to cover the costs of maintaining and operating the Club Project and each Component Site and to establish and maintain a reasonable reserve for deferred maintenance and capital improvements. There are no events which currently exist or could reasonably be foreseen by Seller which could give rise to a material increase in such costs. Seller will use its best efforts to cause the Managing Entity to maintain the reserves. The Club is current and shall at all times be current with regard to assessments for all timeshare interval it owns or hereafter acquires at each Component Site.

     (g) EXCHANGE COMPANY. Each Component Site is affiliated, pursuant to a validly executed and enforceable agreement in writing, with Resorts Condominium International or Interval International. All fees and other amounts due and owing under such agreement have been paid, and there is no default under such agreement, and no condition exists which, with the giving of notice or the passage of time, or both would constitute a default under such agreement.

     (h) PROJECT DOCUMENTS. The Project Documents comply with and have been approved by the appropriate authorities in accordance with the Law.

4.12 REPRESENTATIONS AND WARRANTIES AS TO THE CLUB PROJECT.

     (a) ADDITIONS OR DELETIONS. Except for the annexation of additional Intervals from any Component Site existing as of the Effective Date, the Club may not assign, dedicate, or otherwise transfer to or from the Club Project any Intervals or annex or deannex any other Component Site to the Club Project, and Seller shall not permit such assignment, dedication, transfer, annexation, or deannexation, without Buyer's prior written consent, which shall not unreasonably be withheld. With respect to each proposed annexation, Seller shall provide Buyer with all due diligence documentation reasonably requested by Buyer, and Buyer shall have thirty (30) days from receipt of all such documentation to review same, inspect the proposed Component Site, and determine whether such annexation is permissible under this Agreement.

     (b) TERMINATION OF CLUB PROJECT. Neither Seller nor Club may terminate or allow to be terminated the Club Project without the prior written consent of Buyer, which shall not unreasonably be withheld.

     (c) TERMINATION OR SUSPENSION OF INTERVALS. Neither Seller nor Club may terminate or allow to be terminated any Purchaser's membership privileges for non-payment of mortgage, maintenance fees, of any other costs related to the Club Project when the membership is associated with an Eligible Receivable sold to Buyer under this Agreement, unless Seller treats that Receivable as a Defaulted Receivable and complies with Section 3.1 as to that Receivable.

     (d) SALES OF INTERVALS. Seller is the only entity which will sell any Intervals and Los Abrigados is the only entity which will sell Los Abrigados Intervals. Club will not sell, assign, pledge, hypothecate, deed, or otherwise transfer any Interval, and Seller will ensure that Club will not sell, assign, pledge, hypothecate, deed, or otherwise transfer any Interval without the prior written consent of Buyer, which shall not unreasonably be withheld.

     (e) RECORD BOOK OF THE ASSOCIATION. Notwithstanding the provisions of the Project Documents for the Club Project to the contrary, ownership of Intervals is not determined by the record book showing membership in the Club Project. Membership in the Club Project is determined by the deed to an Interval in the Los Abrigados Project.

     Seller will, within a reasonable time after the Effective Date, revise the Project Documents for the Club Project to eliminate membership certificates and to provide that ownership of an Interval shall be determined solely by deeds which duly have been recorded in accordance with the Project Documents.

     (f) RELIANCE BY BUYER. Club acknowledges that Buyer is relying on Club's covenants, representations, and warranties in this Agreement in order to enter into this Agreement, and that Club's covenants, representations, and warranties are a material inducement to Buyer to enter into this Agreement.

4.13 REPRESENTATIONS AS TO THE RECEIVABLES

     (a) TITLE AND ENFORCEABILITY. As of the date of sale of the Receivables from Seller or Los Abrigados, as applicable, to Buyer, Seller or Los Abrigados, as applicable, has good title to the Receivables and full right to enter into the Purchase Documents; Seller, Los Abrigados, and, to the best of Seller's and Los Abrigados' knowledge, as applicable, after diligent inquiry, all other parties to the Purchase Documents have full capacity to contract; all filing and recording required by Law have been completed and complied with and any requirement of new or further filing, recording, or renewals thereof shall be complied with by Seller and Los Abrigados, as applicable, and Buyer may undertake same but shall be without any responsibility or obligations whatsoever for any omission or invalid accomplishment thereof; the Purchase Documents and assignments of Purchase Documents are genuine and in all respects what they purport to be and enforceable according to their terms; all of Seller's and Los Abrigados' statements, as applicable, and to the best of Seller's and Los Abrigados', as applicable, knowledge after diligent inquiry, all statements of parties other than Seller or Los Abrigados, in the Purchase Documents are true and all unpaid balances shown therein or in other documents provided by Seller or Los Abrigados to Buyer are correct; and the Purchase Documents and the obligations which they evidence are, and will continue to be, free and clear of all defenses, setoffs, counterclaims, liens, and encumbrances of every kind and nature, except as allowed in accordance with this Agreement, except for taxes and assessments required by law prior to their becoming delinquent. The bargained-for services and facilities are and shall remain available to Purchasers in satisfactory condition and have been accepted by Purchasers under the Contracts and the Project Documents.

     (b) ELIGIBILITY. On the date of the assignment and delivery to Buyer, each Contract constitutes an Eligible Receivable and Seller and Los Abrigados, as applicable, are not aware of any facts or information which would cause such Eligible Receivable to be ineligible under this Agreement.

     (c) COMPLIANCE WITH LAW. The Purchase Documents comply with the Law, including, without limitation, truth-in-lending laws, federal and state disclosure requirements and regulations, and other Laws pertaining to the enforcement or enforceability of the Contracts. The marketing, sale, offering of sale, rental, solicitation of Purchasers or, if applicable, lessees, and financing of Intervals or the Los Abrigados Intervals (i) do not constitute the sale, or the offering for sale, of securities subject to the registration or other requirements of the Securities Act of 1933, as amended, or any state securities law; (ii) do not violate the Interstate Land Sales Full Disclosure Act, the applicable law governing timeshare, or any other Law; and (iii) do not violate any consumer credit or usury statute of the state or country in which each Com Site is located or any jurisdiction in which sales or solicitation activities regarding the Intervals occur. To the extent required by the Law, all Intervals and Los Abrigados Intervals marketing and sales activities are performed by employees or independent contractors of Seller or Los Abrigados, who is and shall remain properly licensed in accordance with the Law.

4.14 FULL DISCLOSURE. No part of this Agreement or the Related Documents or any certificate or statement furnished by Seller, Los Abrigados, or Club to Buyer contains or will contain, during the term of this Agreement, any misleading or untrue statement of a material fact. To the best of Seller's and Los Abrigados' knowledge, as applicable, there is no fact, other than facts relating to general economic conditions, which materially adversely affects the business, operations, affairs, conditions, properties, or assets of Seller or Los Abrigados which has not been set forth in the documents, certificates, or statements furnished to Buyer. Seller and Los Abrigados know of no legal or contractual restriction which will prevent it from offering or selling Intervals or Los Abrigados Intervals to Purchasers in any state or country where they are selling Intervals or Los Abrigados Intervals.

                        SECTION 5 - AFFIRMATIVE COVENANTS

Seller, Club, and Los Abrigados covenant with Buyer as follows:

5.1 PERFORMANCE. Seller, Club, and Los Abrigados promptly shall perform all of' their obligations under this Agreement and the Related Documents.

5.2 INSURANCE.

     (a) POLICIES. Each Component Site shall be kept insured with such general liability coverage and such other coverages acceptable to Buyer, by carrier(s), in amounts and in form at all times satisfactory to Buyer, which carrier(s), amounts, and form shall not be changed without the prior written consent of Buyer. All required insurance may be maintained by the Managing Entity as required by the Project Documents, provided that if the Managing Entity fails to maintain any insurance required under this Section, then Seller shall be required to obtain and maintain such insurance.

     (b) PROOFS OF CLAIM. In case of loss or damage or other casualty, Seller shall give immediate written notice thereof to the insurance carrier(s) and to Buyer. Subject to the prior rights of the Managing Entity under the Project Documents, Buyer is authorized and empowered, and Seller and Club hereby irrevocably appoint Buyer as its attorney-in-fact (such appointment is coupled with an interest), at Buyer's option, to make or file proofs of loss or damage and to settle and adjust all claims under insurance policies which insure against such risks, to direct Seller, in writing, to agree with the insurance carrier(s) on the amount to be paid in regard to such loss, and to endorse all checks for insurance proceeds payable to Seller or Club so that the proceeds are payable to Buyer.

     (c) LOSS OR CASUALTY. Provided no Event of Default then exists and Seller certifies as to same, the net insurance proceeds shall be made available for the restoration or repair of a Component Site if (i) in Buyer's reasonable judgment:
(A) restoration or repair and the continued operation of the Project or Component Site is economically feasible; (B-) the value of the Receivables is not reduced; and (C) the casualty loss does not exceed the net insurance proceeds available for restoration, or Seller or the Managing Entity provides a deposit in the amount of any such excess or other evidence satisfactory to Buyer that funds are otherwise available to pay any excess costs of restoration. Seller shall pay, or cause to be paid, all amounts, in addition to the net insurance proceeds, necessary to pay in full the cost of the restoration or repair. In addition, prior to any disbursement of insurance proceeds subject to this Agreement for renovation or repair to a Component Site, Buyer shall have approved in writing (i) all plans and specifications for any proposed repair or restoration; (ii) the construction schedule; and (iii) the architect's and general contractor's contracts for restoration exceeding one hundred thousand dollars (US$100,000.00) Buyer may establish other conditions it deems reasonably necessary to assure the work is fully completed in a good and workmanlike manner free of all liens or claims by reason thereof, and in -compliance with the Law. At Buyer's option, the net insurance proceeds shall be disbursed pursuant to a construction escrow acceptable to Buyer.

     If an Event of Default then exists, or any of the conditions set forth in this subsection have not been met or satisfied, or the Component Site is not to be restored or repaired, the net insurance proceeds shall be applied to the Obligations in such order and manner as Buyer may elect, whether or not due and payable, with any excess paid to Seller.

     The Project Documents shall contain provisions which will require disbursement of insurance proceeds in accordance with this Section, which provisions shall not be modified in any way or deleted without the prior written consent of Buyer. In no event shall the Project Documents permit disbursement of the insurance proceeds for any Interval or Los Abrigados Interval financed through a Contract directly to such Purchaser to the extent that any unpaid balance is due on such Contract. Notwithstanding the foregoing requirements of
Section 5.2(c) ("Insurance Requirements"), since some of the Project Documents existing on the Effective Date fail to comply with the Insurance Requirements, Seller, Los Abrigados, each Component Site Developer, and the Club hereby pledge to Buyer all of their right, title, and interest in and to any and all insurance proceeds with respect to each Component Site and the Club. Seller represents and warrants to Buyer that all Project Documents for any additional Component Site which are not existing as of the Effective Date shall comply with the Insurance Requirements.

5.3 CONDEMNATION. The proceeds of all awards, payments, and claims for damages, direct or consequential, in connection with any condemnation or other taking of all or a portion of any Component Site, or for conveyances in lieu of condemnation, which may become due with respect to the Receivables are hereby assigned to and shall be paid to Buyer. Buyer is authorized (but is under no obligation) to collect any such proceeds. Buyer may, in its sole discretion, elect to apply the net proceeds of any such condemnation award (after deduction of Buyer's reasonable costs and expenses, if any, in collecting the same) in reduction of the Indebtedness in such order and manner as Buyer may elect, whether due or not.

     The Project Documents and Contracts shall contain provisions which will require disbursement of condemnation proceeds in accordance with this Section, which provisions shall not be modified in any way or deleted without the prior written consent of Buyer. In no event shall the Project Documents or any Contract permit disbursement of the condemnation proceeds for any Interval or Los Abrigados Interval financed through a Contract directly to such Purchaser to the extent that any unpaid balance is due on such Contract.

     Notwithstanding the foregoing requirements of Section 5.3 ("Condemnation Requirements"), since some of the Project Documents existing on the Effective Date fail to comply with the Condemnation Requirements, Seller, Los Abrigados, each Component Site Developer, and the Club hereby pledge to Buyer all of their right, title, and interest in and to any and all condemnation proceeds with respect to each Component Site and the Club. Seller represents and warrants to Buyer that all Project Documents for any additional Component Site which are not existing as of the Effective Date shall comply with the Condemnation Requirements.

5.4 INSPECTIONS AND AUDITS. Seller and Club shall, at such reasonable times during normal business hours and as often as may be reasonably requested, permit all agents or representatives of Buyer to inspect the Component Sites and Seller's assets (including, without limitation, financial and accounting books and records), to examine and make copies of and abstracts from the records and books of account of Seller or the Managing Entity (as permitted by the Law) and to discuss its affairs, finances, and accounts with any of its officers, employees, or independent public accountants. Buyer may conduct such audits and inspections on at least an annual basis. Seller shall make available to Buyer all credit information in Seller's possession or under Seller's control with respect to Purchasers as Buyer may request. All property inspections, audits, and credit investigations shall be at Seller's expense.

5.5 ANNUAL FINANCIAL STATEMENTS. Seller and Guarantor shall deliver to Buyer, within one-hundred twenty (120) days after the end of each fiscal year, a copy of its audited annual financial statements prepared in accordance with generally accepted accounting principles and certified as complete and correct by an independent accounting firm.

5.6 QUARTERLY FINANCIAL STATEMENTS. Within sixty (60) days after the end of each calendar quarter, Seller shall deliver to Buyer a copy of its quarterly financial statement covering such quarter prepared in accordance with generally accepted accounting principles by the Chief Financial Officer of Seller.

5.7 SALES REPORTS. Seller shall deliver to Buyer a full report of all completed sales of Intervals, Other Intervals, and all pending Contracts and contracts for sale of Other Intervals each month certified by an officer of Seller.

5.8 MANAGEMENT. The manager and the management contracts for each Component Site shall at all times be satisfactory to Buyer. For so long as Seller controls the Managing Entity, Seller shall not change any Component Site manager or amend, modify, or waive any provision of or terminate the management contract for any Component Site without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

5.9 MAINTENANCE. Seller shall maintain or cause to be maintained each Component Site in good repair, working order, and condition and shall make or cause to be made all necessary replacements to each Component Site.

5.10 CLAIMS. Seller shall (a) promptly notify Buyer of (i) any claim, action, or proceeding affecting any Component Site, the Receivables, or any part thereof, and (ii) any action, suit, proceeding, order, or injunction of which Seller becomes aware after the Effective Date pending or threatened against or affecting Seller, Club, or Guarantor; (b) at the request of Buyer, appear in and defend, at Seller's expense, any such claim, action, or proceeding; and (c) comply in all respects, and shall cause Guarantor to comply in all respects, with the terms of any orders imposed by any governmental authority.

5.11 USE OF BUYER NAME. Seller will not use, and will not permit, without the prior written consent of Buyer, the use of Buyer's name.

5.12 SERVICING AND COLLECTIONS.

     (a) NOTIFICATION. Seller shall furnish Buyer for Buyer's review and approval and prior to delivery to Purchasers, an executed letter on Seller's letterhead advising Purchasers of the sale and assignment of their Contracts under this Agreement to Buyer.

     (b) AUTHORITY. Seller shall not have authority to accept any collections of any sums under the Contracts unless Buyer consents in advance and in writing, except for dues or maintenance fees if so provided in the Contracts. On the occurrence of an event of default under a Contract, without releasing the liability of Seller, Buyer may, in its own discretion, grant extensions of time of payment to and compromise or release claims against the Purchaser who is in default on the Contracts on thirty (30) days notice to Seller.

     (c) DUTIES IN GENERAL. Buyer shall itself or through a servicing agent invoice Purchasers, debit their accounts through electronic funds transfer on a monthly basis or provide Purchasers with coupon books. On repurchase of Defaulted Receivables by Seller from Buyer, Seller shall bear all responsibility for collection and any related legal action.

     (d) AGING REPORT. Buyer shall provide Seller with a monthly aging report of the Receivables.

5.13 TAX. Seller shall pay all taxes due to the appropriate authorities with respect to each Receivable purchased by Buyer no later than 15 days after each sale in accordance with the Law.

5.14 CLOSING PAYMENT. Seller shall pay to Buyer a closing payment ("Closing Payment" equal to one percent (1%) of each Annual Commitment Amount of ten million dollars (US$10,000,000.00) which shall be paid in increments of fifty thousand dollars (US$50,000.00). The first installment will be deducted from the first disbursement of the Purchase Price at the Advance Rate under each Annual Commitment Amount of ten million dollars (US$10,000,000.00), and the second installment will be deducted from the disbursement made on the Purchase Date which is nearest in time to two hundred seventy (270) days after the initial Purchase Date under such Annual Commitment Amount. Each Closing Payment relating to each Annual Commitment Amount shall be deemed fully earned on the first Purchase Date of each Annual Commitment Amount. Buyer may extend or increase the Commitment Amount on acceptance by Seller. Seller shall pay a Commitment Payment equal to one percent (1%) of any such increase or extension, and for any subsequent renewal which shall be deducted by Buyer from the first disbursement of the Purchase Price at the Advance Rate under any such extension, increase, or renewal. If the amount of any of the foregoing required installments is less than the applicable disbursement, Seller shall pay such shortfall to Buyer as a condition precedent to each such disbursement.

5.15 [Intentionally omitted].

5.16 COSTS AND EXPENSES. Seller shall pay when due all costs and expenses required by this Agreement including, but not limited to, the following: (a) all taxes and assessments applicable to each Component Site; (b) all fees, charges, and taxes in connection with filing or recording the Receivables; (c) all fees and commissions lawfully due to brokers, salesmen, and agents in connection with the Receivables or the Component Site; (d) all fees and expenses of both inside and outside counsel to Buyer, including but not limited to all fees and expenses had or incurred in: (i) preparation and negotiation of the Agreement and the Related Documents, including, without limitation, all due diligence review which in such counsels' sole discretion reasonably is necessary in connection with the Agreement, which amounts shall be limited to twenty thousand dollars ($20,000.00); (ii) the interpretation or enforcement of any of the provisions of, or the creation, preservation, or exercise of rights and remedies under, any of the Agreement or the Related Documents; (iii) the preparation for, negotiations regarding, consultations concerning, or the defense or prosecution of legal proceedings involving any claim or claims made or threatened against Buyer arising out of this transaction or the preservation or protection of the collateral securing the Receivables, expressly including, without limitation, the defense by Buyer of any legal proceedings instituted or threatened, including those for pre-trial, trial, appellate, bankruptcy, and probate matters, and all costs associated therewith, including, without limitation, receivers' fees, appraisers' fees, engineers' fees, accountants' fees, independent consultants' fees, including, without limitation, environmental consultants, outlays for documentary and expert evidence, and stenographers' charges, publication costs, and costs, which may be estimates as to items to be expended after entry of an order or judgment, for procuring all such abstracts of title, title, and UCC searches, and examination, title policy, and similar data and assurances with respect to title as Buyer may deem reasonably necessary either to prosecute any action or to evidence to bidders at any foreclosure sale of the Intervals, any Project, or Component Site, the true condition of the title to, or the value of, the same; (e) all premiums for insurance policies;
(f) all service fees, wire fees, collection fees, and wire fees in connection with the Agreement; and (g) all other reasonable expenditures and expenses which may be paid or incurred by or on behalf of Buyer, including, without limitation, repair costs and payments to remove or protect against liens. All costs and expenses to be paid by Seller to Buyer shall be due as a condition precedent to each sale under this Agreement, or at Buyer's election, within ten (10) days after Buyer's delivery to Seller of written notification of such costs and expenses from Buyer.

                         SECTION 6 - NEGATIVE COVENANTS

6.1 TIMESHARE REGIME. Without Buyer's prior written consent (which shall not unreasonably be withheld), neither Seller, any Component Site Developer, nor Club shall amend, modify, or terminate, nor allow to be amended, modified, or terminated, any of the Project Documents or the covenants, conditions, easements, or restrictions against any Component Site (or any portion thereof), except that if any amendment or modification is required either (a) to cause additional accommodations to be annexed into the timeshare regime of a Component Site, (b) by the Law, in which event Seller shall implement the same and give prompt written notice thereof, along with copies of the revised documents, to Buyer, or (c) as otherwise set forth in this Agreement.

6.2 RECEIVABLES. Neither Seller, Club, nor any Component Site Developer shall take any action (nor permit or consent to the taking of any action) which might reasonably be anticipated to impair the value of the Receivables or any of the rights of Buyer in the Receivables.

6.3 OTHER AGREEMENTS. Neither Seller, Club, nor any Component Site Developer materially shall amend, modify, or assign (or permit same) to any other party any management, marketing, servicing, maintenance, or other similar contract for the Club Project or any Component Site.

6.4 ASSIGNMENT. Neither Seller nor Club shall assign, sublet, lend, transfer, pledge, or hypothecate this Agreement or any Receivables, except as otherwise permitted in this Agreement, and except that Seller may pledge its rights to receive the Final Payment as so long as any such pledge is subject to Buyer's rights under this Agreement.

6.5 PROHIBITION AGAINST INDEBTEDNESS. Neither Seller, Club, nor Guarantor shall do or cause to be done any of the following without the prior written approval of Buyer, which shall not be unreasonably withheld:

     (a) Sell or lease all or substantially all of its assets either real or personal property, out of the ordinary course of its business or enter into any merger, consolidation or other agreement for the sale of its business.

     (b) Except as provided in this Agreement, mortgage, pledge, or voluntarily subject to any lien or encumber any Component Site or any Receivable or permit same (exclusive of the Permitted Exceptions).

     (c) Change the type or character or the standard operation of Seller, Club, or Guarantor out of the ordinary course of its business.

                          SECTION 7 - EVENTS OF DEFAULT

The occurrence of any of the following shall constitute an Event of Default:

7.1 Seller's or Guarantor's failure to pay when due any amount payable under this Agreement.

7.2 Any statement, representation, or warranty made in this Agreement or in any supporting financial statement by or on behalf of Seller, Club, Component Site Developer, or Guarantor shall prove to have been false when made or breached in any material respect.

7.3 Failure to observe or perform any covenant or obligation, other than. those described in this Section 7, in this Agreement, any Contract, Related Document, or the Project Documents, including, but not limited to, the delivery of financial statements and sales reports pursuant to this Agreement. Provided, however, that Seller shall have the right to cure such default within thirty
(30) days after Buyer delivers written notice to Seller specifying the default, and shall not be in default if it is not possible to cure the default within thirty (30) days and Seller commences to cure the default and diligently pursues the cure of such default.

7.4 The institution of any proceeding by or against Seller, Club, any Component Site Developer, or Guarantor under any bankruptcy or insolvency laws or the general assignment of Seller's, Club's, any Component Site Developer, or Guarantor's assets for the benefit of its creditors.

7.5 Termination of any contract or licensing agreement for any Component Site with an external exchange company unless a replacement contract or licensing agreement, approved in advance and in writing by Buyer, is first entered into.

7.6 A material termination or suspension that has an adverse effect on the operation of Seller, Club, any Component Site Developer, or Guarantor out of the ordinary course of its business. Provided, however, that if Seller, Club, or any Component Site Developer wishes to close any sales office, it shall not be in event of default if Buyer has first obtained Buyer's written consent, which shall not unreasonably be withheld.

7.7 [Intentionally omitted).

7.8 [Intentionally omitted).

7.9 Any act of Seller, Club, any Component Site Developer, or Guarantor which materially and adversely limits the rights of Purchasers to use the common areas and recreational facilities of any Component Site.

7.10 [Intentionally omitted].

7.11 The financial condition of Seller, Club, any Component Site Developer, Managing Entity, the Club Project, or any Component Site has materially adversely changed since the date of the prior financial statement provided by Seller to Buyer.

7.12 Any Event of Default as defined in the loan documents for the VCA Tucson Loan.

                          SECTION 8 - RIGHTS ON DEFAULT

8.1 When any Event of Default has occurred and is continuing, Buyer may, at its option, do any or all of the following:

     (a)  Without  notice  thereof,   immediately   terminate   Buyer's  further
performance under this Agreement, without any further liability or obligation by Buyer.

     (b) Appropriate and apply to any Obligation any monies due or owing to Seller held by Buyer under this Agreement, including but not limited to, amounts held pursuant to Section 2.6, or under any other financing agreement or otherwise, whether accrued or not.

     (c) Use the Default Purchase Rate in calculating the Purchase Price for any Receivables or in Recourse situations.

     (d) Exercise any rights, privileges, and remedies that Seller would be entitled to exercise as payee under the Contracts either in the name of Buyer or with full power in the name of Seller as its true and lawful attorney-in-fact for the use and benefit of Buyer with respect to such Contracts.

     (e) Enforce all rights available under the Related Documents.

     (f) Institute an action against Seller or Guarantor for the payment of all recourse obligations under this Agreement.

8.2 No delay or omission of Buyer to exercise any right or power arising from the occurrence of any Event of Default shall exhaust or impair any such right or power or prevent its exercise during the continuance of an Event of Default. No waiver by Buyer of any Event of Default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent Event of Default, or to impair the rights resulting therefrom except as may be otherwise provided therein.

8.3 No remedy is intended to be, exclusive of any other remedy, but each and every remedy under this Agreement or otherwise existing shall be cumulative; nor shall the giving, taking, or enforcement of any other or additional security, collateral, or guaranty, waive any rights, powers, or remedies under this Agreement, nor shall Buyer be required to look first to enforce or exhaust such other or additional security, collateral, or guaranties.

                       SECTION 9 - CERTAIN RIGHTS OF BUYER

9.1 PROTECTION OF CONTRACTS. Seller and Club promptly shall take such actions as Buyer requests and deems necessary or appropriate, at any time and from time to time, to protect Buyer's interests in and to the Contracts. Seller and Club shall cooperate fully with all of Buyer's efforts to protect the Contracts and Buyer's interests therein. Seller shall cause Club to take all such actions and provide such cooperation.

9.2 PERFORMANCE BY SELLER, CLUB, OR COMPONENT SITE DEVELOPER. If any Seller, Club, or Component Site Developer fails to perform any agreement in this Agreement, Buyer may, but shall not be obligated to, cause the performance of such agreement, and the expenses of Buyer incurred in connection therewith promptly shall be payable by Seller bearing interest at the highest amount allowed by Law until paid.

9.3 POWER OF ATTORNEY. Seller hereby irrevocably constitutes and appoints Buyer as Seller's true and lawful agent and attorney-in-fact, with full power of substitution, for Seller and in Seller's name, place and stead, or otherwise, to
(a) endorse any checks or drafts payable to such Seller in the name of Seller and in favor of Buyer; (b) to demand and receive from time to time any and all property, rights, titles, and interests hereby assigned and transferred, or intended so to be, and to give receipts for same; and (c) to institute and prosecute in the name of Seller or otherwise, but for the benefit of Buyer, any and all proceedings at law, in equity, or otherwise, that Buyer may deem proper in order to collect, assert, or enforce any claim, right, or title, of any kind, in and to the property, rights, titles, interests, and liens hereby assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits, or proceedings in respect of any of the property, rights, titles, interests, and liens, and generally to do all and any such acts and things in relation to the Contracts as Buyer deems advisable. Seller hereby declares that the appointment made and the powers granted pursuant to this Section are coupled with an interest and are and shall be irrevocable by Seller in any manner, or for any reason, unless and until all obligations of Seller under this Agreement and the Related Documents to Buyer have been satisfied.

9.4 INDEMNIFICATION. Seller shall indemnify and hold harmless Buyer, its shareholders, directors, agents, officers, subsidiaries, and affiliates ("Buyer Indemnitees") harmless against any and all losses, claims, damages, expenses, and liabilities, joint or several, to which any or all of the Buyer Indemnitees may become subject, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of the operation of any and all Component Sites, the negligence, intentional acts, or omissions of Seller, or are based on any untrue statement or alleged untrue statement of any material fact or breach of any covenant in this Agreement, any Contract, Related Document, or Project Document; and, on notice, will reimburse Indemnitees for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, or action. This indemnity shall be in addition to any liability which Seller may have to Buyer Indemnitees in equity, at common law, or otherwise and shall survive expiration or termination of this Agreement. Provided, however, that nothing in this Agreement shall obligate Seller to indemnify Buyer Indemnitees for any liability which occurs as a result of breach of this Agreement by Buyer or the acts of or omissions by Buyer Indemnitees.

         Buyer shall indemnify and hold harmless Seller, its shareholders, directors, agents, officers, subsidiaries, and affiliates ("Seller Indemnitees") harmless against any and all losses, claims, damages, expenses, and liabilities, joint or several, to which any or all of the Seller Indemnitees may become subject, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of the negligence, intentional acts, or omissions of Buyer, or are based on any untrue statement or alleged untrue statement by Buyer of any material fact or breach of any of Buyer's covenants in this Agreement, any Contract, Related Document, or Project Document; and, on notice, will reimburse Seller Indemnitees for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, or action. This indemnity shall be in addition to any liability which Buyer may have to Seller Indemnitees in equity, at common law, or otherwise and shall survive expiration or termination of this Agreement. Provided, however, that nothing in this Agreement shall obligate Buyer to indemnify Seller Indemnitees for any liability which occurs as a result of breach of this Agreement by Seller or the acts of or omissions by Seller Indemnitees.

9.5 ASSIGNMENT. Buyer may, in the ordinary course of its business, at any time assign, sublet, lend, transfer, pledge, or hypothecate (collectively, "Assign") to one or more banks or other entities (collectively, "Other Parties") all or any part of Buyer's rights to the repayment of the Receivables without the consent of Seller. If Buyer Assigns any Receivables, Buyer's obligations under this Agreement shall remain unchanged and Buyer shall remain solely responsible to Seller for the performance of Buyer's obligations. Notwithstanding the foregoing, Seller shall be directly obligated to each Other Party for the matters assigned to each such Other Party, and shall have no rights of setoff or other remedies against any Other Party as a consequence of Buyer's acts or omissions under this Agreement. Buyer and Seller shall make appropriate arrangements to execute such new documents or modifications to this Agreement as the Other Parties reasonably request reflecting the parties' respective rights.

                           SECTION 10 - MISCELLANEOUS

10.1 NOTICES. All notices and other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served or sent by reputable overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if by reputable overnight courier, on the first business day after delivery to the courier; or (c) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4th) day after deposit in the mail postage prepaid. Notices shall be sent to the respective parties at the following addresses:

                   (a) To Seller:

                   Premiere Development Incorporated
                   2111 East Highland, Suite 210
                   Phoenix, Arizona 85016
                   Attention: Joseph P. Martori

                   (b) To Buyer:

                   Resort Funding, Inc.
                   Two Clinton Square
                   Syracuse, NY 13202
                   Attn: Lisa M. Henson, Vice President

                   with copies to:

                   Resort Funding, Inc.
                   Two Clinton Square
                   Syracuse, NY 13202
                   Attn: Eric C. Cotton, General Counsel

10.2 BROKER'S FEES. There are no broker's, finder's, or other similar fees or commitments due with respect to the transactions contemplated by this Agreement.

10.3 CONSENT TO ADVERTISING AND PUBLICITY. Each party consents that the other may issue and disseminate to the public information describing the transactions entered into pursuant to this Agreement.

10.4 ENTIRE AGREEMENT. This Agreement and the Related Documents embody the entire agreement between the parties, supersede all prior agreements and understandings between the parties whether written or oral relating to the subject matter of this Agreement, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no oral agreements among Buyer, Seller, Guarantor, or between any two or more of them.

10.5 MODIFICATION. This Agreement and the Related Documents may be modified or changed only in a writing executed by Buyer and Seller.

10.6 SEVERABILITY. If any provision of this Agreement or any Related Document is declared invalid, such provision shall be inapplicable and deemed omitted, but the remaining provisions shall be given full force and effect.

10.7 CHOICE OF LAW, JURISDICTION, AND VENUE. This Agreement and the Related Documents shall be deemed to have been negotiated, made, and executed in the County of Onondaga, State of New York. This Agreement and the Related Documents shall be interpreted, construed, and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

SELLER, CLUB, COMPONENT SITE DEVELOPERS, AND GUARANTOR AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY, OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT OR THE RELATED DOCUMENTS SHALL BE LITIGATED, AT BUYER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A

SITUS WITHIN THE COUNTY OF ONONDAGA, STATE OF NEW YORK. SELLER, CLUB, COMPONENT SITE DEVELOPERS, AND GUARANTOR HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. SELLER, CLUB, AND GUARANTOR HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY BUYER ON THIS AGREEMENT OR THE RELATED DOCUMENTS IN ACCORDANCE WITH THIS SECTION.

10.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed an original and when taken together shall constitute one and the same Agreement. This Agreement shall become effective on Buyer's receipt of one or more counterparts of this Agreement signed by the parties.

10.9 HEADINGS. Headings are for convenience of reference only and shall not be used in the interpretation of this Agreement.

10.10 SURVIVAL. Any termination of this Agreement shall not absolve, release, or otherwise affect the liability of Seller or Guarantor with respect to the sale of the Receivables prior to such termination, or affect any of the liens, security interests, rights, powers, or remedies of Buyer, but they shall, in all events, continue until all of the Obligations are satisfied.

10.11 SUCCESSORS AND ASSIGN. Except as provided in this Agreement, this Agreement and the Related Documents shall be binding on and inure to the benefit of the parties and their respective successors and assigns, if any, as permitted under this Agreement.

10.12 JURY TRIAL WAIVER. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING OUT OF THIS AGREEMENT OR THE RELATED DOCUMENTS. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE RELATED DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES WARRANT AND RE PRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

In witness whereof, the parties set their hands effective the date above first written.

Seller:                                        Buyer:

Premiere Development Incorporated,             Resort Funding, Inc.
an Arizona corporation

By: /s/ Joseph P. Martori                      By: /s/ Thomas J. Hamel
    -----------------------------                  -----------------------------
Name: Joseph P. Martori                            Thomas J. Hamel, President
      ---------------------------
Title: Chairman
       --------------------------

Guarantor:
ILX Resorts Incorporated,
an Arizona corporation

By: /s/ Joseph P. Martori
    -----------------------------
Name: Joseph P. Martori
      ---------------------------
Title: Chairman
       --------------------------

The undersigned, all being affiliates of Seller and Guarantor, acknowledge and agree to the terms of this Agreement, confirm that the representations and warranties made by the undersigned contained in this Agreement are true and correct, and agree to perform and be bound by all of the applicable covenants, conditions, and restrictions in this Agreement, as a material inducement to Buyer to enter into this Agreement.

Premiere Vacation Club,
an Arizona nonprofit corporation

By: /s/ Joseph P. Martori
    -----------------------------
Name: Joseph P. Martori
      ---------------------------
Title: Chairman
       --------------------------

VCA South Bend Incorporated,
an Arizona nonprofit corporation, developer of the VCA South Bend Project

By: /s/ Joseph P. Martori
    -----------------------------
Name: Joseph P. Martori
      ---------------------------
Title: Chairman
       --------------------------

VCA Tucson Incorporated,
an Arizona corporation, developer of the VCA Tucson Project

By: /s/ Joseph P. Martori
    -----------------------------
Name: Joseph P. Martori
      ---------------------------
Title: Chairman
       --------------------------

Los Abrigados Partners Limited Partnership, an Arizona limited partnership, developer of the Los Abrigados Project ILE SEDONA INCORPORATED

By: /s/ Joseph P. Martori
    -----------------------------
Name: Joseph P. Martori, Chairman
      ---------------------------
General Partner

ILX Resorts Incorporated,
an Arizona corporation, developer of the Kohl's' Ranch Project, the Golden Eagle Project, and the Inn at Los Abrigados Project, and co-developer of the San Carlos Mexico Project

By: /s/ Joseph P. Martori
    -----------------------------
Name: Joseph P. Martori
      ---------------------------
Title: Chairman
       --------------------------

                                    Exhibits

EXHIBIT A     Form of Consumer Timeshare Receivables Contract
EXHIBIT B     Permitted Exceptions
EXHIBIT C     Closing Checklist
EXHIBIT D     Closing Deliveries
EXHIBIT E     Request for Purchase
EXHIBIT F     Litigation
EXHIBIT G     Assignment of Receivables
EXHIBIT H     Subordination, Non-disturbance, and Notice to Creditors Instrument

                            EXHIBIT "A" TO ASSIGNMENT

                                     Records of Coconino County Arizona Recorder


                                      DATE OF  DEED OF
LAST   FIRST    FIRST    MEMBERSHIP  PURCHASE   TRUST   RECORDING
NAME   NAME/MI  NAME/MI  NUMBER      AGREEMENT  DATE      DATE     DOCKET   PAGE
--------------------------------------------------------------------------------

                                   EXHIBIT "G"
This document prepared by
and after recording return to

------------------------------

------------------------------

------------------------------

   ASSIGNMENT OF RECEIVABLES (INCLUDING PURCHASE CONTRACTS AND BENEFICIARY'S
                     BENEFICIAL INTEREST IN DEEDS OF TRUST)

                   NOTE FORM TO BE MODIFIED FOR LOS ABRIGADOS

This Assignment ("Assignment") is made and executed as of ______________, ________ by Premiere Development Incorporated, an Arizona corporation ("Seller"), whose address is 2111 East Highland, Suite 210, Phoenix, Arizona, 95016, in favor of Resort Funding, Inc., a Delaware corporation ("Buyer"), whose address is Two Clinton Square, Syracuse, New York 13202.

         1 Seller and Buyer entered into a Contract of Sale of Timeshare Receivables With Recourse, dated as of _________________, 1999 (as amended from time to time, the "Agreement"), pursuant to which Seller has agreed to sell, on the terms and conditions set forth in the Agreement, to Buyer certain Receivables (as defined and further described in the Agreement). This Assignment is being delivered pursuant to the Agreement.

         2 For value received in accordance with the Agreement, Seller hereby sells, conveys, assigns, transfers, and sets over to Buyer all of its right, title, interest in and to those certain Receivables, including, without limitation, as to the following, those purchase agreements and the related deeds of trust identified on EXHIBIT "A" attached to this Assignment and incorporated in this Assignment by this reference, its beneficial interest as beneficiary in such deeds of trust, all sums, (including interest), due or to become due, and all rights accrued or to accrue under the foregoing.

         3 Seller warrants and represents to Buyer that the Receivables assigned by this Agreement are held free and clear of all prior liens, security interests, charges, and encumbrances whatsoever and covenants and agrees to maintain the same in good standing at all times in accordance with the terms thereof, and not to take any action with respect to the Receivables which may be prejudicial to the rights of Buyer.

         4 The execution and delivery of this Assignment shall not subject Buyer to, or transfer or pass to Buyer, or in any way affect or modify, the liability of Seller under all or part of such Receivables assigned under this Assignment, it being understood and agreed that notwithstanding this Assignment or any subsequent assignment, all of the obligations of Seller to each and every other party under each and every item of the Receivables shall be and remain enforceable by such other party, its successors, and assigns, only against Seller and its successors and assigns, and that Buyer has not assumed any of the obligations or duties of Seller under or with respect to any of the Receivables.

         5 Seller alleges and acknowledges that neither the acceptance of this Assignment by Buyer nor the exercise of, or failure to exercise, any right, power, or remedy in this Assignment conferred on Buyer shall be deemed or construed to obligate Buyer, or its successors or assigns, to pay any sum of money, take any action, or incur any liability in connection with any of the Receivables which are the subject of this Assignment, except that Buyer shall make "Final Payments" to Seller pursuant to the Contract of Sale of Timeshare Receivables between Seller and Buyer. Neither Buyer nor its successors or assigns shall be liable in any way for any costs, expenses, or liabilities connected with, or any charges or liabilities resulting from, any of such Receivables.

         6 This Assignment shall be binding on Seller and its successors and assigns, and shall inure to the benefit of Buyer and its successors and assigns.

         In witness whereof, Seller has executed this Assignment on the date first written above.

Premiere Development Incorporated

By: /s/ Joseph P. Martori
    -----------------------------
Print Name: Joseph P. Martori
            ---------------------
Title: Chairman
       --------------------------

STATE OF                       )
                               ) ss.
COUNTY OF                      )

The foregoing instrument was acknowledged before me this ___ day of ___________, by ________________ as __________________ of Premiere Development Incorporated, an Arizona corporation, on behalf of the corporation. He is personally known to me or has produced ______________ as identification.


                                 -----------------------------------------
                                 (Notary Signature)

                                 (NOTARY SEAL)

                                 -----------------------------------------
                                 (Notary Name printed)

                                 NOTARY PUBLIC
                                 Commission No
                                               ---------------------------